                                                             EXHIBIT 1.02




                               10,000,000 Shares

                               NORAM ENERGY CORP.

                                  Common Stock

                          (Par Value $.625 Per Share)



                               PURCHASE AGREEMENT

                                                                   June __, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

         NorAm Energy Corp., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Dean Witter Reynolds Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Dean Witter Reynolds Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $.625 per share, of the Company ("Common Stock") set forth in said Schedule A and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the Underwriters' pro rata portion of 1,500,000 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as
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hereinafter defined.  The 10,000,000 shares of Common Stock (the "Initial
Securities") and all or any part of the Underwriters' pro rata portion of the 1,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") to be purchased by the Underwriters are collectively hereinafter called the "Securities".

         Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has prepared and filed with the United States Securities and Exchange Commission (the "Commission"), and the Commission has declared effective, a registration statement on Form S-3 (No. 33-64001), and Post-Effective Amendments to Registration Statements No. 33-52853 and 33-48750 as amended by Amendment No. 1 and Post- Effective Amendment No. 2 thereto filed with the Commission on January 22, 1996 and as further amended by Amendment No. 2 and Post-Effective Amendment No. 3 thereto filed with the Commission on March 7, 1996, covering the registration of the Common Stock and certain other securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), including the related preliminary prospectus for the registration of the Securities under the 1933 Act, has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto, and such amended prospectuses as may hereafter be required. Such registration statements (as so amended) and the prospectuses constituting a part thereof, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively hereinafter referred to as the "Registration Statement" and the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, prior to the execution of the Pricing Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to Registration Statement shall be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted any information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the Pricing Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this





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Agreement to financial statements and schedules and other information which is
"contained", "included" or "stated" (and all other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each of the Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                 (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time (as defined below) and at each Date of Delivery (as defined below), if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representatives expressly for use in the Registration Statement or the Prospectus.





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                 (ii)     Coopers & Lybrand, who certified the financial
         statements and supporting schedules incorporated by reference in the Registration Statement, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) The consolidated financial statements, including the notes thereto and supporting schedules, included in the Registration Statement or incorporated by reference therein present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data included in the Registration Statement presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements from which it was derived.

                 (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no:
         (A) material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) transaction entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (C) except for regular quarterly cash dividends on Common Stock and the Company's $3.00 Convertible Exchangeable Preferred Stock, Series A, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.





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                 (vi)     Each of Mississippi River Transmission Corporation,
         NorAm Gas Transmission Company, NorAm Energy Services, Inc., NorAm Field Services Corp. and NorAm Energy Management, Inc. (the "Significant Subsidiaries") is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Significant Subsidiaries considered as one enterprise; except as disclosed in the Registration Statement, all of the issued and outstanding capital stock of each of the Company's subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated or reflected in the Registration Statement) are owned by, the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans or pursuant to executive compensation arrangements or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the Common Stock conforms to all statements relating thereto as set forth in the Prospectus under "Description of Capital Stock"; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or otherwise.

                 (viii) Neither the Company nor any of the Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject except for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects





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         of the Company and its subsidiaries, considered as one enterprise; and
         the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except for such conflicts, breaches or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, nor will such action result in any breach or violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

                 (ix) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company, having conducted no independent investigation, is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would be expected to result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (x) Except as set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that would, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which would materially and adversely affect the properties or assets thereof or which might be expected to materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations or which are required to be filed as exhibits to a document incorporated by reference in the Registration Statement, which in either such case have not been so filed.

                 (xi) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights,





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         know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xii) No authorization, approval or consent of, or filing with or order of, any court or governmental authority or agency is necessary or required in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws and which have been obtained or made or will have been obtained or made prior to the Closing Time and are or will be in full force and effect.

                 (xiii) Except as set forth in the Registration Statement, the Company and the Significant Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a material adverse affect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xiv) None of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or resulted in, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Securities.

                 (xv) Except as may be set forth in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                 (xvi) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Prospectus, at the date of the





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         Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee.
 .

                 (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement or at the closing contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus such additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

                 (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase, up to an additional 1,500,000 shares of Common Stock at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date of the Pricing Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with this offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment for and delivery of such Option Securities. Such time and date of delivery for the Option Securities (the "Date of Delivery") shall be determined by the Representatives, but shall not be, unless otherwise agreed upon by the Representatives and the Company, later than seven full business days after the exercise of said option, and in no event prior to Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the number of Option Securities that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10), bears to the total number of Initial Securities, subject to such adjustments as the

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Underwriters in their sole discretion shall make to eliminate sales or purchases of a fractional number of Option Securities.

                 (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of the Company, 1600 Smith Street, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the third business day or fourth business day (as permitted by Rule 15c6-1 of the 1934 Act)(unless postponed in accordance with the provisions of Section 10) following the date of the execution of the Pricing Agreement or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

                 In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above- mentioned offices of the Company, or at such other place as shall be agreed upon by the Representatives and the Company, on the Date of Delivery as specified in the notice from the Representatives to the Company.

                 Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for such Initial Securities and Option Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                 (d) Certificates for the Initial Securities and Option Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the Date of Delivery, as the case may be, at the offices of First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, New Jersey 07303.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                 (a) The Company will comply in all material respects with the requirements of the 1933 Act Regulations and will notify the Representatives immediately, and confirm the notice in writing of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of

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any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) If at any time the Prospectus is required to be delivered in connection with sales of Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

                 (c) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives or counsel for the Underwriters shall reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                 (d) The Company will furnish to each Underwriter from time to time until the effective date of the Registration Statement, such number of copies of the preliminary Prospectus as such Underwriter may reasonably request. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                 (e) If at any time, when the Prospectus is required to be delivered in connection with sales of Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the Company will promptly amend or supplement the Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                 (f) The Company will endeavor, in cooperation with the Underwriters and their counsel, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, other than the State of New York, or to take any action that would subject the Company to general service of process in any jurisdiction where it is not so subject at the date of this Agreement. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                 (g) The Company generally will make available to its security holders as soon as practicable, but not later than (60) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                 (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                 (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (j) The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange and will use every reasonable effort to maintain the listing of the Securities on the New York Stock Exchange.

                 (k) During a period of 120 days from the Representation Date, the Company will not, without the Representatives' prior written consent, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, any shares of Common Stock, except for subsequent issuances pursuant to the

Company's Direct Stock Purchase and Dividend Reinvestment Plan, the Company's employee benefit plans or pursuant to executive compensation arrangements or upon conversion of convertible securities outstanding on the Representation Date.

                 (l) For a period of five years after the Closing Time, the Company will furnish to the Representatives and to each Underwriter that so requests copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information relating to the Company's business or finance as shall be furnished by the Company to its stockholders generally.

                 (m) The Company has complied, and will comply, with all provisions of Florida H.B. 1771, as codified in section 215.075, Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers or their affiliates doing business with the government of Cuba or with any person or affiliates located in Cuba.

                 (n) The Company will use every reasonable effort to effect the listing of the Securities on the New York Stock Exchange on the date of the Pricing Agreement.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and copying of this Agreement and the Pricing Agreement (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including the payment of any stock transfer taxes, stamp duties and similar taxes, if any, payable upon the issuance of any of the Securities, the sale of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of the amendment thereto, of the preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses incurred in connection with any filing required to be made by the Underwriters with the National Association of Securities Dealers, Inc., (ix) the fees and expenses incurred in connection with listing the Securities on the New York Stock Exchange, and (x) the fees and expenses of the transfer agent.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                 (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the Common Stock, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1),
(2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                 (b) At Closing Time, the Representatives shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Hubert Gentry, Jr., Senior Vice President and General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                 (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement and the Pricing Agreement.

                 (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the Company.

                 (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for issuances, if any, subsequent to the date of the Prospectus pursuant to employee benefit plans or executive compensation arrangements or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                 (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the

         Pricing Agreement, such shares of Common Stock will be validly issued and fully paid and non- assessable.

                 (vi) The issuance of the Securities is not subject to preemptive rights or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best knowledge of such counsel, otherwise.

                 (vii) Each of Mississippi River Transmission Corporation, NorAm Gas Transmission Company, NorAm Energy Services, Inc., NorAm Field Services Corp. and NorAm Energy Management, Inc. (the "Significant Subsidiaries") is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or lease of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each of the Significant Subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated or reflected in the Registration Statement) are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (viii) This Agreement and the Pricing Agreement each have been duly authorized, executed and delivered by the Company.

                 (ix) The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) of the 1933 Act Regulations has been made in the manner and within the time period required by such Rule 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                 (x) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                 (xi) The Common Stock conforms as to legal matters in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                 (xii) There is no action, suit or proceeding before or by any court or government agency or body, domestic or foreign, now pending or, to the knowledge of such counsel, threatened against or affecting the Company or any of its subsidiaries, that is required to be disclosed in the Registration Statement, other than those disclosed therein (or in a document incorporated by reference or deemed to be incorporated by reference therein).

                 (xiii) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the documents incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

                 (xiv) No authorization, approval or consent of, or filing with or order of, any court or governmental authority or agency is necessary or required in connection with the sale of the Securities to the Underwriters hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities law; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                 (xv) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                 (xvi) As of the date they were filed with the Commission, each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Registration

         Statement complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                 (xvii) The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 (xviii) The Company has franchises or permits for gas operations in all communities now served, except as set forth in the Registration Statement and except where the failure to be so authorized by franchise or permit does not, in the opinion of such counsel, materially affect the right of the Company to the use of its properties or the conduct of its business; and the franchises of the Company referred to in the Registration Statement are good and valid except for and subject only to such defects as may be set forth or referred to in the Registration Statement, and such others as do not, in the opinion of such counsel, materially affect the right of the Company to the use of its properties or the conduct of its business, and said franchises impose no materially burdensome restrictions.

                 (2) The favorable opinion, dated as of Closing Time, of Coudert Brothers, counsel for the Underwriters, with respect to the matters set forth in (i), (v),(vi) (solely as to preemptive rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), and
(xi) (solely as to the Common Stock conforming as to legal matters to the description thereof contained in the Prospectus). In rendering such opinion, Coudert Brothers may rely as to all matters relating to state regulatory approvals upon the opinion of Hubert Gentry, Jr.

                 (3)      In giving their opinions required by subsections
(b)(1) and (b)(2), respectively, of this Section, Hubert Gentry, Jr. and Coudert Brothers shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which each such counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which each such counsel need make no statement), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the

Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (1) there has been no such material adverse change, (2) the representations and warranties in Section l(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (3) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (4) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 (d) At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand, a letter, dated such date, in form and substance satisfactory to the Representatives, to the effect that:

                 (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

                 (ii) in their opinion the financial statements and supporting schedules incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                 (iii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and each committee of the Company's and the subsidiaries' Board of Directors since December 31, 1995, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in short-term indebtedness or long-term indebtedness of the Company and consolidated subsidiaries or, any decrease in consolidated net assets or increase in consolidated net current liabilities, as compared with the amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur;

                          (B) for the period from April 1, 1996, to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year in consolidated operating revenues, net operating income, net income, or net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur; and

                 (iv) based on the procedures set forth in Clause (iii) above and a reading of the Selected Consolidated Financial Data included in the Registration Statement, nothing has come to their attention that gives them reason to believe that the Selected Consolidated Financial Data included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived;

                 (v)      in addition to the procedures referred to in clause
         (iii) above they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which have previously been specified by the Representatives and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its consolidated subsidiaries.

                 (e) At Closing Time, the Representatives shall have received from Coopers & Lybrand, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                 (f) In the event the Underwriters exercise the option granted in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the Representatives shall have received:

                 (1) A certificate, dated the Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) remains true as of the Date of Delivery.

                 (2) The favorable opinion of Hubert Gentry, Jr., Senior Vice President and General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(l).

                 (3) The favorable opinion of Coudert Brothers, counsel for the Underwriters, dated the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2).

                 (4) A letter from Coopers & Lybrand, in form and substance satisfactory to the Underwriters and dated the Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this Section 5(f)(4) shall be a date not more than five days prior to the Date of Delivery.

                 (g) At Closing Time and at the Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the agreements or conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein or therein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or the applicable Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and, provided further that Sections 6 and 7 hereof shall survive such termination.

         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth below:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below), any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


         SECTION 7. Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange

(the "NYSE"), or if trading generally on either the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York, Arkansas, Louisiana or Texas authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 hereof shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the Initial Securities, the non- defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non- defaulting Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         The Underwriters shall also have the right to amend Schedule A hereto by making such substitutions or corrections as indicated in the Pricing Agreement.

         SECTION 11. Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 6 and 7 shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of its default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, One Houston Center, 1221 McKinney, Suite 2700, Houston, Texas 77010, attention: Charles M. Davis, Jr.; and notices to the Company shall be directed to it at 1600 Smith Street, 11th Floor, Houston, Texas 77002, attention: Treasurer.

         SECTION 13. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement,, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        NORAM ENERGY CORP.


                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:


CONFIRMED AND ACCEPTED
  as of the date first above written:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.

By:      MERRILL LYNCH, PIERCE, FENNER &
           SMITH INCORPORATED


By:
   ---------------------------------------------
     Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                     Number of Initial
                                                                                         Securities
Name of Underwriter                                                                   to be Purchased
- -------------------                                                                   ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . . . . . . . .      1,900,000
Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . . .      1,900,000
Dean Witter Reynolds Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,900,000
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
CS First Boston Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Howard, Weil, Labouisse, Friedrichs Incorporated  . . . . . . . . . . . . . . . . .        200,000
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Nesbitt Burns Securities Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Prudential Securities Incorporated  . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Solomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
UBS Securities LLC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
CIBC Wood Gundy Securities Corp.  . . . . . . . . . . . . . . . . . . . . . . . . .        200,000
The Chicago Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
D.A. Davidson & Co. Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Gerard Klauer Mattison & Co. LLC  . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Jefferies & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
McDonald & Company Securities, Inc. . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Petrie Parkman & Co., Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Principal Financial Securities, Inc.  . . . . . . . . . . . . . . . . . . . . . . .        100,000
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Rodman & Renshaw, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
Sterne, Agee & Leach, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,000
                                                                                           -------
Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,000,000
                                                                                        ==========





                                    Sch A-1

                                                                       Exhibit A

                               10,000,000 Shares

                               NORAM ENERGY CORP.

                                  Common Stock

                          (Par Value $.625 Per Share)


                              PRICING AGREEMENT
                                                                   June __, 1996

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Dean Witter Reynolds Inc.
  as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

         Reference is made to the Purchase Agreement, dated June __, 1996 (the "Purchase Agreement"), between NorAm Energy Corp., (the "Company") and the several Underwriters named in Schedule A thereto or hereto (the "Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Dean Witter Reynolds Inc. are acting as representatives (the "Representatives"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 10,000,000 shares (the "Initial Securities"), of the Company's Common Stock, par value $.625 per share. This Agreement is the Pricing Agreement referred to in the Purchase Agreement.

         Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Representatives as follows:

         1. The initial public offering price per share for the Initial Securities shall be $_________________.

         2 .     The purchase price per share for the Initial Securities to be paid by the several Underwriters shall be $_______________ representing an amount equal to the initial public offering price set forth above, less $____ ________ per share.

         The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 1(a) of the Purchase Agreement are accurate as though made at and as of the date hereof.

         This Agreement shall be governed by the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        NORAM ENERGY CORP.


                                        By:
                                           -----------------------------------
                                            Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.

By:      MERRILL LYNCH, PIERCE, FENNER &
           SMITH INCORPORATED

By:
   --------------------------------------------
     Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A to the Purchase Agreement.





                                       2